Exhibit 10.1

FORM OF

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”), effective as of February 25, 2011, is entered into by and between ___________ (“Buyer”) and CLEAR SKIES SOLAR, INC. (the “Company”).   The Buyer and the Company may be referred to here as the “parties”.

RECITALS

A. The Buyer desires to purchase both two million shares of the Company’s $.001 par value common stock (the “Stock”) and a warrant to receive three million five hundred thousand shares (the “Warrant”) directly from the Company, and

B. The Company is willing to sell the Stock under the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

1.

Purchase of the Stock. The Buyer hereby purchases, and the Company hereby sells, the Stock and Warrant for a total purchase price of $____________.

2.

Representations of the Company.  The Company hereby represents and warrants to the Buyer as follows:

2.1

Organization and Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated hereby.  The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character or location of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, prospects, condition (financial or otherwise), assets or results of operations of the Company taken as a whole.

2.2

Issuance of Securities.  The issuance, sale and delivery of the Stock have been, or will be on or prior to delivery thereof, duly authorized by all necessary corporate action on the part of the Company.  The Stock, when issued will be duly and validly issued, fully paid and non-assessable and free and clear of any liens or preemptive rights, rights of first refusal, or other similar rights (other than applicable Federal and state securities laws (the “Applicable Securities Laws”) and the terms of this Agreement).

3.

Representations of the Buyer.  The Buyer represents and warrants to the Company as follows:

3.1

Investment.  The Buyer is acquiring the Stock for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.  The Buyer is an “Accredited Investor” within the meaning of Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  The Buyer understands that the Stock has not been registered under the Securities Act by reason of a specific exemption from the registration provisions thereof which depends upon, among other things, the bona fide nature of its investment intent as expressed herein.  The Buyer will not transfer the Stock except in compliance with Applicable Securities Laws and the terms of this Agreement.

3.2

Power and Authority.  The Buyer has the full power and authority to execute, deliver and perform this Agreement.  This Agreement, when executed and delivered by the Buyer, will constitute a valid and legally binding obligation of the Buyer, enforceable in accordance with its terms.

3.3

State of Jurisdiction.  The Buyer represents and warrants that all matters and actions relevant to its considerations, evaluations or executions of this Agreement or the transactions contemplated hereby by it including, without limitation, the receipt of any offer to purchase, the receipt and review of any documents or other materials relevant hereto, the participation in any communications with the Company or any other party, and the consummation of the transactions contemplated hereby, occurred solely in the State of New York.

3.4

Independent Investigation.  The Buyer has relied solely upon an independent investigation made by it and its representatives and has, prior to the date hereof, been given access to and the opportunity to examine all material contracts and documents of the Company.  The Buyer has requested, received, reviewed and considered all information it deems relevant in making a decision to execute this Agreement and to purchase the Stock.  In making its investment decision to purchase the Stock, the Buyer is not relying on any oral or written representations or assurances from the Company or any other person or any representation of the Company or any other person other than as set forth in this Agreement.

3.5

Economic Risk.  The Buyer understands and acknowledges that an investment in the Stock involves a high degree of risk.  The Buyer acknowledges that there are limitations on the liquidity of the Stock.  The Buyer represents that it is able to bear the economic risk of an investment in the Stock, including a possible total loss of investment.  The Buyer has such knowledge and experience in financial and business matters and that it is capable of evaluating the merits and risks of the investment in the Stock to be received by it, and that it is a sophisticated accredited investor with experience with development stage issuers engaged in businesses similar to that of the Company.

4.

Transfer Restrictions.

4.1

Legend.  Unless and until otherwise permitted, each certificate representing the Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE STOCK EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW.  NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE STOCK HAS BECOME EFFECTIVE UNDER SAID ACT, OR SYMBOL ON PHARMACEUTICALS, INC. IS FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.”

and any legend required by any applicable state securities laws.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

[Buyer]

CLEAR SKIES SOLAR, INC.

By:__________________________

By:___________________________

       Arthur Goldberg, Vice President